(11)--STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE





                                           For the                      For the
                                      Three Months Ended            Six Months Ended
                                           June 30,                     June 30,
                                    ========================   ===========================
                                       1996           1995        1996            1995
                                    ----------     ---------   -----------     -----------
Average shares outstanding           2,847,473     2,708,838     2,841,251      2,707,946
                                    ==========     =========    ==========     ==========

Net Income                          $1,129,000      $674,000    $2,193,000     $1,243,000
                                    ==========     =========    ==========     ==========

Net Income per share                     $0.40         $0.25         $0.77          $0.46
                                    ==========     =========    ==========     ==========